Exhibit 99.1

FOR IMMEDIATE RELEASE
Michael J. Schall Chief Financial Officer (650) 849-1600	Mary C. Jensen Director of Investor Relations (650) 849-1656

Essex Revises First Quarter Results
 Impact of Adopting FIN 46R

Palo Alto, California - May 17, 2004 - Essex Property Trust, Inc., (NYSE:ESS) a real estate investment trust (REIT) with apartment communities located in targeted West Coast markets, announced today that it has completed its review of the adoption of FIN 46R. In its press release on April 28, 2004, the Company indicated that the adoption of FASB Interpretation No.46 Revised ("FIN 46R"), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, had not been completed and, therefore, the results described in that press release were subject to change. See the Company's Report on Form 10-Q for the quarter ended March 31, 2004 for a complete discussion of the adoption of FIN 46R and its impact on the financial statements of the Company. The adoption and review has been completed, and has resulted in two changes: The consolidation of one more variable interest entity, and the adoption of a retroactive approach to FIN 46R.

Consolidation of Additional Variable Interest Entity

The additional entity now being consolidated is DOIT City Heights Los Angeles, L.P., which is not owned or controlled by the Company. This entity has entered into land lease, subordination, and management agreements with the Company, and owns the improvements comprising City Heights Apartments, which is on land owned by the Company. In conjunction with those agreements, the Company is entitled to receive land lease payments, subordination fees and management fees. The Company has been deemed to be the primary beneficiary of this entity and, accordingly, it requires consolidation in accordance with FIN 46R. The consolidation of DOIT City Heights Los Angeles, L.P. results in the following changes to the Company's financial statements:

  Improvements and other assets having a net book value of approximately $30.6 million are now consolidated.
  The Company has restated retained earnings and net income for all prior periods upon the elimination in consolidation of subordination fee income of approximately $1.5 million per year that was previously recognized commencing in 2001.
  The Company's results for the first quarter of 2004 reflect a $367,500 reduction in net income and Funds From Operations (FFO) as compared to the April 28, 2004 press release, representing the quarterly subordination fee income that is now eliminated in consolidation.

Change in Method for Adopting FIN 46R

The financial results included in the April 28, 2004 earnings release and the related supplemental financial information were based on using the cumulative-effect method for adopting FIN 46R, which resulted in a charge to earnings for the cumulative effect of the accounting change as of January 1, 2004, of approximately $5.0 million. The Company concluded that the adoption of FIN 46R using the retroactive restatement method increases the comparability and consistency of the Company's financial statements as compared to the cumulative- effect approach. Accordingly, the charge to earnings reported in the April 28, 2004 press release for the cumulative effect of an accounting change has been eliminated.

The Company is reporting net income available to common shareholders for the quarter ended March 31, 2004 of $6.0 million or $0.26 per diluted share, as compared to restated net income available to common stockholders of $9.6 million, or $0.45 per diluted share for the quarter ended March 31, 2003.

The consolidation of the DOIT City Heights Los Angeles, L.P., and related elimination in recognition of subordination fee revenue, has resulted in a reduction in Funds From Operations (FFO) per share for the quarter ended March 31, 2004 to $1.02 per diluted share, as compared to $1.04 per diluted share as previously reported in the April 28, 2004 press release. For the year ended December 31, 2004, the elimination of subordination fee revenue is expected to result in a $0.06 per diluted share reduction in Funds From Operations. The Company's guidance with respect to Funds From Operations for the year ending December 31, 2004 is revised accordingly, to a range of from $4.13 to $4.23 per diluted share. The Company anticipates that the subordination fee revenue associated with DOIT City Heights Los Angeles, L.P. will be recognized in a future period upon the disposition of such entity's assets.

FFO is a supplemental financial measurement defined by the National Association of Real Estate Investment Trusts (NAREIT) to measure and compare operating performance. A reconciliation of FFO to net income (the most directly comparable measure in accordance with the generally accepted accounting principles) is included in the Company's supplemental financial information, which can be obtained on the Company's web site. For a more comprehensive definition of FFO please refer to the last page of this press release. A summary of the Company's first quarter financial results is as follows:

Quarter Ended March 31,
	2004	2003 (1)	% Change
	(Dollars in thousands, except per share amounts)
Revenues	$69,806	$66,285	5.3%

Net Income Available to Common Stockholders	$ 5,962	$ 9,645	-38.2%
Funds From Operations (FFO)	$25,926	$24,702	4.9%

Per Diluted Share:
Net Income Available to Common Stockholders	$ 0.26	$0.45	-42.2%
Funds From Operations	$ 1.02	$1.05	-2.9%

(1) The results for the three months ended March 31, 2003 have been restated to reflect the retroactive adoption of SFAS 123, Accounting for Stock Based Compensation, and FASB Interpretation No. 46 Revised ("FIN 46R"), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51.

The Company's supplemental financial information have been revised and can be obtained on the Company's web site at www.essexpropertytrust.com, or by calling the Investor Relations department at (650) 494-3700. This press release and its supporting documents will be filed on form 8-K with the Securities and Exchange Commission, and can also be obtained on the Company's web site, or at www.sec.gov.

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast communities. Essex currently has ownership interests in 125 multifamily properties (26,991 units), and has 1,056 units in various stages of development.

Funds from Operations

Funds from Operations, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITS for non-cash charges such as depreciation and amortization of rental properties, gains on sales of real estate and extraordinary items. Management considers FFO to be a useful financial performance measurement of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by generally accepted accounting principles (GAAP) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Further, Funds from Operations as disclosed by other REITs may not be comparable to the Company's calculation of FFO.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward- looking statements include statements regarding 2004 FFO per share estimates, the ongoing accounting treatment of DOIT City Heights Los Angeles, L.P. and the potential realization of subordination fee revenue associated with DOIT City Heights Los Angeles, L.P. The Company's actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development and redevelopment projects, unexpected difficulties in leasing of development and redevelopment projects, total costs of renovation and development investments exceeding our projections, changes in the accounting treatment of variable interest entities and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent Report on Form 10-K for the year ended December 31, 2003.

###